ANDRE M. PAUWELS P.Geo
                              CONSULTING GEOLOGIST


                                                        May 26, 2006




U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549

Letter of consent

Re: Arbutus Resources Inc. - Form SB-2 Registration Statement

Dear Sirs:

I hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement, dated May 26, 2006, of the following report authored by me:

|X| Evaluation Report, Green Energy Claims, for Arbutus Resources Inc, dated November 5, 2005

In addition, I also consent to the reference to myself included under the heading "Experts" in this Registration Statement.



                                                        Sincerely,


                                                        Andre M Pauwels P.Geo




               4900 Mariposa COURT o Richmond BC CANADA o V7C 2J9
                   Phone: 604 240 8560 o andrepauwels@shaw.ca